     Exhibit 99.1

Apollo Global Management, LLC Reports First Quarter 2018 Results

New York, May 3, 2018 — Apollo Global Management, LLC (NYSE:APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the first quarter ended March 31, 2018.
“Despite some volatility in Apollo’s first quarter results, primarily driven by unrealized losses in our private equity business, we believe Apollo is exceptionally well-positioned for continued long-term growth and profitability across our integrated global investment platform,” said Leon Black, Chairman and Chief Executive Officer. “Over the past twelve months, we generated nearly $30 billion of net inflows in the fee-generating assets we manage, led by the recent commencement of the investment period for our latest flagship private equity fund, Apollo Investment Fund IX, the largest dedicated private equity fund ever raised.”
Apollo issued a full detailed presentation of its first quarter ended March 31, 2018 results, which can be viewed through the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.
Distributions
Apollo has declared a cash distribution of $0.38 per Class A share for the first quarter ended March 31, 2018. This distribution will be paid on May 31, 2018 to holders of record at the close of business on May 18, 2018. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business.
On March 19, 2018, Apollo issued 12,000,000 6.375% Series B Preferred shares at $25.00 per share. Distributions on the Series B Preferred shares, when and if declared by the manager of Apollo, will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2018. Distributions on the Series B Preferred shares are non-cumulative.
Apollo has declared a cash distribution of $0.398438 and $0.380729 per Series A and Series B Preferred share, respectively, which will be paid on June 15, 2018 to holders of record at the close of business on June 1, 2018. The first distribution on Series B Preferred shares is calculated based on the date of the original issuance.
The declaration and payment of distributions on Class A shares, Series A Preferred or Series B Preferred shares are at the sole discretion of Apollo’s manager. Apollo cannot assure its shareholders that they will receive any distributions in the future.
Revenue Recognition: New U.S. GAAP Guidance
Effective January 1, 2018, Apollo adopted new U.S. GAAP revenue recognition guidance and implemented a change in accounting principle related to performance allocations (commonly known as “carried interest income” or “performance fees”). The new guidance resulted in immaterial changes to the recognition of incentive fees on a GAAP and Non-GAAP basis and resulted in incentive fees being presented separately in the results. Apollo adopted the new revenue guidance on a modified retrospective basis. In connection with the change in accounting principle, Apollo now accounts for performance allocations under the U.S. GAAP guidance for equity method investments, and presents performance allocations as a component of investment income along with the related principal investment income (loss). All prior periods have been conformed for this change in accounting principle.
Conference Call
Apollo will host a conference call on Thursday, May 3, 2018 at 10:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo’s financial results for the first quarter ended March 31, 2018. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 8483879 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.

Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 8483879. To access the audio webcast, please visit Events in the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, St. Louis, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $247 billion as of March 31, 2018 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.
Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.
Investor and Media Relations Contacts
For investor inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollo.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollo.com

For media inquiries regarding Apollo, please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
212-843-8590
czehren@rubenstein.com

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